As filed with the Securities and Exchange Commission on November 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE BOEING COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside

Chicago, IL 60606-1596

(312) 544-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael F. Lohr

Vice President, Corporate Secretary and Assistant General Counsel

The Boeing Company

100 N. Riverside

Chicago, IL 60606-1596

(312) 544-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $5.00 per share	29,211,295	$51.35	$1,500,000,000	$83,700

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The price per share is $51.35, based on the closing stock price for the Registrant’s common stock as reported on the New York Stock Exchange on November 9, 2009.

Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Boeing common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional common stock.

PROSPECTUS

THE BOEING COMPANY

29,211,295 Shares

of

Common Stock

This prospectus relates to the sale, from time to time, of up to 29,211,295 shares of our common stock, par value $5.00 per share, by or on behalf of The Boeing Company Employee Retirement Plans Master Trust (the “Trust” or “Selling Stockholder”). The common stock will be sold by or on behalf of the Selling Stockholder.

The common stock may be offered and sold by the Selling Stockholder from time to time directly or through underwriters, broker-dealers or agents. The common stock may be sold in one or more transactions at market prices prevailing at the time of sale or at prices determined on a negotiated or competitive bid basis. See “Plan of Distribution.” We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus and will bear all expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Our common stock is traded on the New York Stock Exchange under the symbol “BA.” On November 9, 2009, the last reported sale price of our common stock was $51.35 per share.

Investing in the common stock offered hereby involves risks. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2009

As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about The Boeing Company that is contained in documents that we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information.”

You may also obtain copies of the incorporated documents, without charge, upon written request directed to The Boeing Company, 100 N. Riverside, Chicago, Illinois U.S.A. 60606, telephone number (312) 544-2000, Attention: Corporate Secretary.

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ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. Neither we nor the trustee has taken any action that would permit the trustee to sell our common stock publicly in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions pertaining to the offering of the securities and the distribution of this prospectus. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of the securities described in this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

This prospectus includes information provided by us and by other sources that we believe are reliable. We cannot assure you that this information is accurate or complete. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus. In making an investment decision, you must rely on your own examination of the company and the terms of this offering and the common stock, including the merits and risks involved.

We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult with your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the common stock.

The terms “The Boeing Company,” “we,” “us,” and “our” as used in this prospectus refer to The Boeing Company and its subsidiaries unless the context otherwise requires. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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OUR COMPANY

The Boeing Company is one of the world’s major aerospace firms. Our Commercial Airplanes segment develops, produces and markets commercial jet aircraft and provides related support services, principally to the commercial airline industry worldwide. Our Integrated Defense Systems segments are principally involved in the research, development, production, modification and support of the following products and related systems and services: military aircraft, including fighters, transports, tankers, intelligence surveillance and reconnaissance aircraft, and helicopters; unmanned systems; missiles; space systems; missile defense systems; satellites and satellite launch vehicles; and communications, information and battle management systems. Our Boeing Capital Corporation segment facilitates, arranges, structures and provides selective financing solutions, primarily for our Commercial Airplanes segment customers, and arranges and structures financing solutions for our Integrated Defense Systems segment government customers.

The Boeing Company was incorporated in the State of Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive office is located at 100 N. Riverside, Chicago, Illinois, U.S.A. 60606, telephone number (312) 544-2000. We maintain an Internet website at http://www.boeing.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING STATEMENTS

Various statements in or incorporated by reference in this prospectus and in any prospectus supplement are intended to constitute “forward-looking statements” under the federal securities laws. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “targets,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involved risks, uncertainties and assumptions that are difficult to predict.

You should understand as you read this prospectus that any forward-looking statement in this prospectus or in any prospectus supplement may turn out to be inaccurate. Actual results may differ materially from those described in any forward-looking statements because our assumptions or predictions were inaccurate, or because unknown risks arose after the date of this prospectus. Information regarding important factors that could cause actual results to differ from those in our forward looking statements is contained under “Forward-Looking Information is Subject to Risk and Uncertainty” and “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008, which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated).

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any proceeds from these sales.

SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, by the Selling Stockholder, of shares of common stock of The Boeing Company. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

The Selling Stockholder is a tax-qualified trust that holds the assets for our U.S. defined benefit pension plans.

The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the Registration Statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time, but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

The shares of common stock are held in the custody of JPMorgan Chase Bank, N.A., Global Investor Services, 4 New York Plaza, New York, NY 10004, as the Trustee. Boeing currently has on-going banking relationships with the Trustee in the ordinary course of business and expects to continue to have similar relationships with the Trustee in the future. The shares of common stock will be held in a separate investment account at the Trustee. Evercore Trust Company, N.A. has been appointed as an independent investment manager to direct the disposition of the shares of common stock. The independent investment manager will have sole authority to manage the shares of common stock and the sole power to vote and to dispose of the shares of common stock.

Based upon information provided to us by the Selling Stockholder, the 29,211,295 shares contributed to the Selling Stockholder on November 9, 2009 are the only shares of common stock owned by the Selling Stockholder as of November 10, 2009.

DESCRIPTION OF CAPITAL STOCK

The total number of shares of our capital stock authorized by our Certificate of Incorporation is 1,220,000,000, consisting of 1,200,000,000 shares of common stock and 20,000,000 shares of preferred stock. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which the we are a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.

The Certificate of Incorporation authorizes the Board, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7)  establish any voting, preemption or conversion privileges.

PLAN OF DISTRIBUTION

We have registered the common stock to allow the Selling Stockholder to sell the common stock to the public from time to time after the date of this prospectus. The Selling Stockholder may, upon the instructions of the independent investment manager, sell the common stock directly or through underwriters, broker-dealers or agents. If the Selling Stockholder sells the common stock through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts, concessions or commissions (which commissions will not exceed those customary in the types of transactions involved) or agents’ commissions. We have agreed to pay all of the expenses incidental to the registration, offering and sale of the common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

We will not receive any portion of the proceeds of the sale of the common stock offered by this prospectus.

The SEC may deem the Selling Stockholder and any broker-dealers or agents who participate in the distribution of the common stock to be “underwriters” within the meaning of Section 2(11) of the Securities Act. As a result, the SEC may deem any profits made by the selling stockholders as a result of selling the common stock and any discounts, commissions or concessions received by any broker-dealers or agents to be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act and also may be subject to liabilities under the securities laws, including Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock.

The common stock may, upon the instructions of the independent investment manager, be sold pursuant to the methods described below from time to time by or for the account of the Selling Stockholder on the New York Stock Exchange or otherwise in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	prices determined on a negotiated or competitive bid basis.

The Selling Stockholder will act independently of us with respect to timing, manner and size of each sale. These sales may, upon the instructions of the independent investment manager, be effected by any one or more of the following methods:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

In connection with sales of the common stock or otherwise, the Selling Stockholder may, upon the instructions of the independent investment manager:

•	enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume;

•	sell the securities short and deliver the securities to close out their short positions; or

•	loan or pledge the securities to broker-dealers, who may in turn sell the securities.

To comply with the securities laws of some states, if applicable, the Selling Stockholder may only sell the common stock in these jurisdictions through registered or licensed brokers or dealers.

With respect to a particular offering of the common stock, to the extent required by law, we will file an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, disclosing the following information:

•	the amount of common stock being offered and sold;

•	the respective purchase prices and public offering prices and other material terms of the offering;

•	the names of any participating agents, broker-dealers or underwriters employed by the Selling Stockholder in connection with such sale; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholder.

Our common stock trades on the New York Stock Exchange under the symbol “BA.”

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for us by Michael F. Lohr, Vice President, Corporate Secretary and Assistant General Counsel for the Registrant. Mr. Lohr is employed by the Boeing Company, owns shares of our common stock and participates in our U.S. defined benefit pension plans under the Trust.

EXPERTS

The financial statements, the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of The Boeing Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph relating to the Company’s change in its method of accounting for pension and postretirement benefits and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008; June 30, 2009 and 2008; and September 30, 2009 and 2008 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. For further information concerning the SEC’s Public Reference Room, you may call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. This website address is not part of this prospectus.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below filed by us with the SEC (File No. 1-00442) (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 9, 2009;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 filed with the SEC on April 22, 2009, July 22, 2009 and October 21, 2009, respectively, and our Current Reports on Form 8-K filed with the SEC on February 10, 2009, February 26, 2009, March 13, 2009, April 30, 2009, June 9, 2009, June 23, 2009, June 25, 2009, June 26, 2009, July 7, 2009, July 28, 2009, August 27, 2009, August 31, 2009, September 15, 2009, October 6, 2009, October 9, 2009, October 29, 2009, November 5, 2009 and November 10, 2009.

•

The description of our common stock contained in our current report on Form 8-K filed with the SEC on June 30, 2006, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than portions of these documents that are furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K, including any exhibits included with such Items, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to The Boeing Company, 100 N. Riverside, Chicago, Illinois U.S.A. 60606, telephone number (312) 544-2000, Attention: Corporate Secretary.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the estimated expenses, to be paid solely by the Registrant in connection with the sale of the securities being registered hereby:

Amounts to be Paid
Securities and Exchange Commission Registration Fee	$83,700
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$30,000
Printing and Delivery Expenses	$10,000
Miscellaneous Expenses	$11,300
Total	$160,000

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with the respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred in connection therewith. The rights provided in Section 145 of the Delaware General Corporation Law are not exclusive, and the corporation may also provide for indemnification under bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article VII, Section 4 of the Registrant’s By-Laws provides for indemnification of the Registrant’s directors and officers to the full extent permitted under Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Article Eleventh of the Registrant’s Amended and Restated Certificate of Incorporation provides that, to the full extent that Delaware law permits the limitation or elimination of the liability of directors, a director of the Registrant will not be liable to the Registrant or its stockholders for monetary damages for conduct as a director.

Officers and directors of the Registrant are covered by insurance that, with certain exceptions and within certain limitations, indemnifies them against losses and liabilities arising from any alleged “wrongful act,” including any alleged error or misstatement, misleading statement, wrongful act or omission, neglect or breach of duty in their capacities as such.

Item 16.	EXHIBITS

The Exhibit Index attached to this Registration Statement is incorporated herein by reference.

Item 17.	UNDERTAKINGS

A. The undersigned Registrant hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by, or on behalf of, the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby further undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time is was declared effective; and

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 10th day of November, 2009.

THE BOEING COMPANY

By:	/S/ JAMES A. BELL
James A. Bell
Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of The Boeing Company, a Delaware corporation, hereby constitutes and appoints W. James McNerney, Jr. and James A. Bell, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act, and otherwise) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 10th day of November, 2009.

Signature	Title

/S/ W. JAMES MCNERNEY, JR.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
W. James McNerney, Jr.

/S/ JAMES A. BELL	Executive Vice President, Corporate President and Chief Financial Officer (Principal Financial Officer)
James A. Bell

/S/ ROBERT J. PASTERICK	Vice President and Corporate Controller (Principal Accounting Officer)
Robert J. Pasterick

/S/ JOHN H. BIGGS	Director
John H. Biggs

/S/ JOHN E. BRYSON	Director
John E. Bryson

/S/ DAVID L. CALHOUN	Director
David L. Calhoun

/S/ ARTHUR D. COLLINS	Director
Arthur D. Collins, Jr.

/S/ LINDA Z. COOK	Director
Linda Z. Cook

/S/ WILLIAM M. DALEY	Director
William M. Daley

/S/ KENNETH M. DUBERSTEIN	Director
Kenneth M. Duberstein

/S/ EDMUND P. GIAMBASTIANI, JR.	Director
Edmund P. Giambastiani, Jr.

/S/ JOHN F. MCDONNELL	Director
John F. McDonnell

/S/ MIKE S. ZAFIROVSKI	Director
Mike S. Zafirovski

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Boeing Company dated May 5, 2006 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-00442) dated May 1, 2006.)

3.2	By-Laws, as amended and restated on October 7, 2009, incorporated by reference herein to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-00442) dated October 21, 2009.

5.1	Opinion of Counsel

10.1	Registration Rights Agreement dated November 9, 2009 by and between The Boeing Company and EvercoreTrust Company, N.A., solely in its capacity as duly appointed and acting investment manager of a segregated account held in The Boeing Company Employee Retirement Plans Master Trust (the “Trust”).

15	Letter from Deloitte & Touche LLP Regarding Unaudited Interim Financial Information

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (see Signature Page)

E-1